Exhibit 99.1

Hycroft Mining Announces New Board Appointments

WINNEMUCCA, NV, April 11, 2022- Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”), a precious metals development company that owns the Hycroft Mine located in the world-class mining region of Northern Nevada, is pleased to announce that it has made changes to its board of directors, that are effective immediately.

Mr. Stephen Lang has been appointed as Chair of the Board of Directors, assuming the role from Ms. Diane Garrett who has been Acting Chair and who will remain President & CEO of the Company and a member of the Board. Mr. Lang has been a member of the Hycroft Board of Directors since 2021 and has vast experience in mining operations and, combined with his business and Board leadership experience, is exceptionally qualified to lead the Board and team as we advance the exploration and development of the Hycroft project.

The Company will also expand and strengthen the board with the appointment of Mr. Sean Goodman, Executive Vice President and Chief Financial Officer of AMC Entertainment, which recently became one of Hycroft’s largest stockholders through an equity investment in Hycroft. Mr. Goodman will also join our Audit and Nominating and Governance Committees.

Diane Garrett, President and CEO of Hycroft, commented, “On behalf of the Board, we are extremely pleased that Steve has assumed the role of Chair to lead the Board through this next chapter in our development. Additionally, our new partnership with AMC continues to grow with the addition of another strong board member as their representative, Mr. Sean Goodman. Sean holds the position of Executive Vice President, Chief Financial Officer at AMC Entertainment and his skillset in strategic finance across multiple industries will complement the talents of our existing board and bring new ideas and diverse views for development of this world-class North American asset.”

Mr. Stephen Lang

Mr. Lang has over 40 years of experience in the mining industry, including engineering, development and production at gold, copper, coal and platinum group metals operations. Mr. Lang is Chair of Hudbay Minerals and was Chief Executive Officer of Centerra Gold Inc. from 2008 to 2012 and served as Centerra’s Board Chair from 2012 to 2019. Mr. Lang has also held senior operating positions at Stillwater Mining Company, Barrick Gold Corporation, Rio Algom Limited and Kinross Mining Corporation. Mr. Lang holds a Bachelor of Science degree and a Master of Mining Engineering degree from the University of Missouri-Rolla.

Mr. Sean Goodman

Mr. Goodman is the Executive Vice President and Chief Financial Officer of AMC. He has more than 30 years of experience in strategic planning, capital markets and finance. Prior to joining AMC, Mr. Goodman was the Chief Financial Officer of Asbury Automotive Group, Inc. (NYSE: ABG) from July 2017 to November 2019 and the Chief Financial Officer of Unifi, Inc. (NYSE: UFI) from January 2016 to June 2017. Earlier in his career, Mr. Goodman served in various senior strategy and finance roles at The Home Depot, Inc. (NYSE: HD). Mr. Goodman began his career as an investment banker with Morgan Stanley, Inc. (NYSE: MS) and in various consulting and public accounting positions with Deloitte LLP. Mr. Goodman has a Master of Business Administration degree from The Harvard Business School and a Bachelor of Business Science degree (with honors) from the University of Cape Town in South Africa. Mr. Goodman is a certified public accountant.

The Company also announced that it has set the meeting date for its 2022 annual meeting of stockholders on June 2, 2022 for stockholders of record on April 6, 2022.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a U.S.-based gold and silver development company that owns the Hycroft Mine, a well-established, world-class asset with a significant mineral endowment in Northern Nevada, a tier one mining jurisdiction. The company is focused on transforming Hycroft into a large-scale mining operation by developing a process for its large sulfide gold and silver mineral resources on site. Additional information is available at hycroftmining.com.

Contact:
Diane R. Garrett	Tracey Thom
President & CEO	Vice President, Investor Relations
(210) 621-4200
(775) 391-9029

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the Unites States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances, may have a material adverse effect on the Company’s business, cash flows, financial condition and results of operations. Please see our “Risk Factors” set forth our Annual Report on Form 10-K for the year ended December 31, 2021, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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